Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (“Agreement”) is made and entered into this 30th day of December, 2013 (“Effective Date”), by and between AMERICAN SPECTRUM REALTY, INC., a Maryland corporation (the “Company”), and those persons listed on Exhibit A hereto (individually a “Series A Holder” and collectively the “Series A Holders”).  The Company and the Series A Holders are sometimes referred to herein each as a “Party,” and together, as the “Parties.”

RECITALS:

WHEREAS, the Series A Holders own issued and outstanding shares of 15% Cumulative Preferred Stock, Series A (the “Series A Preferred”) of the Company, with such rights, duties and preferences as set forth in the Company’s Articles Supplementary for 15% Cumulative Preferred Stock, Series A (the “Series A Articles Supplementary”);

WHEREAS, the Company proposes to enter into the Contribution Agreement and Joint Escrow Instructions (the “Contribution Agreement”) by and among the Company, American Spectrum Realty Operating Partnership, L.P., American Spectrum Dunham Properties LLC, a wholly-owned subsidiary of the Company (“American Spectrum Dunham Properties”), Asset Managers, Inc., D&A Daily Mortgage Fund III, L.P., D&A Semi-Annual Mortgage Fund III, L.P., and D&A Intermediate-Term Mortgage Fund III, L.P. (collectively, the “Dunham Funds”);

WHEREAS, under the terms of the Contribution Agreement, American Spectrum Dunham Properties will acquire certain real property assets from the Dunham Funds in exchange for new shares of 8% Cumulative Preferred Stock, Series B (the “Series B Preferred”), with such rights, duties and preferences as set forth in the Company’s Articles Supplementary for 8% Cumulative Preferred Stock, Series B (the “Series B Articles Supplementary”);

WHEREAS, holders of 66 2/3% of the issued and outstanding shares of Series A Preferred have approved the issuance of the shares of Series B Preferred to the Dunham Funds;

WHEREAS, under its power and authority contained in Section 2-208 of the Maryland General Corporation Law and Article VI of the Company’s charter, the Board of Directors of the Company has classified or designated, or, prior to the Initial Closing (as defined below), will classify and designate, from the Company’s authorized but unissued shares of capital stock, shares of a new class of preferred stock, 8% Cumulative Preferred Stock, Series C (the “Series C Preferred”), with such rights, duties and preferences as set forth in the Company’s Articles Supplementary for 8% Cumulative Preferred Stock, Series C (the “Series C Articles Supplementary”) in the form attached hereto as Exhibit B; and

WHEREAS, the Series A Holders desire to exchange all of their shares of Series A Preferred for shares of Series C Preferred.

NOW, THEREFORE, in consideration for the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

ARTICLE 1.  Exchange of Series A Preferred for Series C Preferred

1.1   Exchange of Shares.  At the Closing (as defined below), the Company agrees to sell and issue to each of the Series A Holders and each of the Series A Holders severally, but not jointly, agrees to accept in exchange for all of his, her or its shares of Series A Preferred the number of shares of Series C Preferred set forth opposite such Series A Holder’s name on Exhibit A hereto (collectively, the “Exchange Shares”).  Upon the exchange of shares of Series A Preferred for Exchange Shares at a Closing as contemplated herein, such shares of Series A Preferred shall be cancelled and constitute authorized but unissued shares of Series A Preferred.

1.2   Closing.   Subject to the terms and conditions of this Agreement, the exchange of Exchange Shares contemplated by Section 1.1 hereof shall take place at a closing (the “Initial Closing”) to be held at 10 a.m., Pacific Standard time, simultaneously with the closing of the transactions contemplated by the Contribution Agreement, provided however, that if all of the issued and outstanding shares of Series A Preferred are not exchanged for Exchange Shares at the Initial Closing, then the Company may, in its sole discretion, hold one or more subsequent closings (each such closing, the “Closing”) until all issued and outstanding shares of Series A Preferred have been so exchanged, and provided further that all issued and outstanding shares of Series A Preferred shall be exchanged for Exchange Shares at a Closing to occur no later than 12 months following the date of the Initial Closing.

1.3   Closing Deliveries.  At each Closing, (i) the Company shall deliver certificates evidencing the Exchange Shares to be exchanged thereat, (ii) each Series A Holder who is exchanging shares of Series A Preferred thereat (each, an “Exchanging Holder”) shall deliver to the Company the certificates evidencing all of the shares of Series A Preferred held by such Exchanging Holder; and (iii) each Exchanging Holder shall deliver an assignment separate from certificate duly executed by such Exchanging Holder, transferring all shares of Series A Preferred of the Exchanging Holder to the Company.

1.4   Investment Representations and Agreements.  Each of the Series A Holders severally, but not jointly, represents and warrants to, and agrees with, the Company that:

(a)   Purchase for Own Account.  The Exchange Shares shall be acquired for investment for the Series A Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution of such Exchange Shares within the meaning of the Securities Act of 1933 (the “Securities Act”), and such Series A Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b)   Exempt Offering.  The Series A Holder understands that the Exchange Shares have not been registered under the Securities Act or registered or qualified under applicable state securities laws and are being offered and sold pursuant to exemptions from such registration or qualification based in part upon the representations of the Series A Holders contained in this Agreement.

(c)   Disclosure of Information.  The Series A Holder has (i) reviewed the Company’s annual, quarterly and periodic reports, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) filed or furnished with the Securities and Exchange Commission, and publicly available on EDGAR, as of the date hereof; (ii) has reviewed and understands the rights, duties and preferences of the Series A, the Series B and the Series C, in each case as set forth in the Articles Supplementary for 15% Cumulative Preferred Stock, Series A, the Articles Supplementary for the 8% Cumulative Preferred Stock, Series B, the Articles Supplementary for 8% Cumulative Preferred Stock, Series C; and (iii) has reviewed and understands the terms of the Contribution Agreement, the Letter Agreement by and among the Company, American Spectrum Dunham Properties LLC, a wholly-owned subsidiary of the Company, and Dunham & Associates Holdings, Inc. (“Dunham”), the Warrant to be issued to Dunham or its designated affiliate, to purchase up to 600,000 shares of Common Stock of the Company; and (iv) had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Exchange Shares and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Series A Holders or to which the Series A Holders had access.

(d)   Investment Experience.  The Series A Holder has experience as an investor in risky securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Exchange Shares to be purchased by it and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Exchange Shares.

(e)   Accredited Investor Status.  The Series A Holder is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

(f)   Restricted Securities.  The Series A Holder understands that the Exchange Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations under the Securities Act such Exchange Shares may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Series A Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed by SEC Rule 144 and by the Securities Act.  The Series A Holder understands that the Company is under no obligation to register any of the Exchange Shares sold under this Agreement.  The Series A Holder understands that no market now exists for any of the Exchange Shares and that it is uncertain whether a market, public or otherwise, shall ever exist for the Exchange Shares.

(g)   Further Limitations on Disposition.  Without in any way limiting the representations set forth above, the Series A Holder further agrees not to make any disposition of all or any portion of the Exchange Shares unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the Series A Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, the Series A Holder shall, at the expense of the Series A Holder or its transferee, furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition shall not require registration of such Exchange Shares under the Securities Act.

(h)   Legends.  Each Series A Holder understands and agrees that the certificates evidencing the Exchange Shares, or any other securities issued in respect of the Exchange Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

The legend set forth above shall be removed by the Company from any certificate evidencing the Exchange Securities upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Exchange Shares.

ARTICLE 2.  Stop-Transfer Notices.  In order to ensure compliance with the restrictions on transfer set forth in this Agreement the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same.

ARTICLE 3.  Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Exchange Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Exchange Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Exchange Shares shall have been so transferred.

ARTICLE 4.  Debt Payments.  If the Company or any of its Affiliates, without the requisite consent of the holders of Series B Preferred increase (i) the aggregate outstanding principal amount of any individual indebtedness of the Company and its Affiliates existing as of the Effective Date that is secured by real property by greater than $250,000 (excluding for purposes of this Article 4 indebtedness authorized pursuant to that certain Contribution Agreement (the “Contribution Agreement”) dated as of the Effective Date between the Company, Asset Managers, Inc., American Spectrum Realty Operating Partnership, L.P., American Spectrum Dunham Properties, LLC and the initial holders of the Company’s Series B Preferred Stock with respect to the Contributed Properties (as defined in the Contribution Agreement)), such $250,000 being inclusive of any and all expenses, prepayment fees, defeasances, etc. associated with such increase; or (ii) the aggregate outstanding principal amount of all unsecured indebtedness of the Company and its Affiliates existing as of the Effective Date by greater than $250,000, such $250,000 shall be inclusive of any and all expenses, prepayment fees, defeasances, etc. associated with such increase, then, in either instance, the Company shall pay all amounts borrowed in excess of such $250,000 to the holders of outstanding Series B Preferred Stock and Series C Preferred pro rata (“Debt Payments”).  All Debt Payments shall be paid to the holders of the Series B Preferred Stock and Series C Preferred, pro rata, as promptly as practicable (but in no event later than five business days) following the closing of the applicable financing.  For purposes of this Agreement, “Affiliate” means, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise.  For purposes of this Agreement, “Person” means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity.

ARTICLE 5.  General Provisions.

5.1   Amendment; Waiver.  This Agreement may be amended and the observance of or compliance with any provision of this Agreement by any party to this Agreement may be waived only by the written agreement of the Parties.

5.2   Successors and Assigns.  Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

5.3   Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.

5.4   Governing Law.  This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Maryland as to matters within the scope thereof, and as to all other matters shall be governed by and construed exclusively in accordance with the internal laws of the State of Maryland as applied to agreements among Maryland residents entered into and to be performed entirely within Maryland, excluding that body of law relating to conflict of laws.

5.5   Counterparts.  This Agreement may be executed in two or more counterparts (including, without limitation, facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.6   Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections and exhibits shall, unless otherwise provided, refer to sections of this Agreement and exhibits attached to this Agreement, all of which exhibits are incorporated in this Agreement by this reference.

5.7   Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by first class certified or registered mail, return receipt requested, postage prepaid:

If to the Company, at:

American Spectrum Realty, Inc.
2401 Fountain View, Suite 750
Houston, Texas 77057

If to a Series A Holder, at the address set forth on Exhibit A hereto:

or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties.  Notices provided in accordance with this Section 3.7 shall be deemed delivered upon personal delivery or three business days after deposit in the mail.

5.8   Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.9   Entire Agreement.  This Agreement, together with all exhibits and schedules to this Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations between the parties with respect to the subject matter of this Agreement.

5.10  Counterparts; Facsimile.  This Agreement may be executed concurrently in counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.  Executed signature pages may be delivered by facsimile and such facsimiles shall be deemed as if actual original signature pages had been delivered.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

[Signature Page to Exchange Agreement]

American Spectrum Realty, Inc.

By:
Name:
Title:

PRINT NAME OF SHAREHOLDER

SIGNATURE

EXHIBIT A

List of Series A Holders

Name and Address of Series A Holder	Number of Series A Preferred to be Exchanged	Shares of Series C Preferred to be Issued

Timothy Brown [insert address]	20,640 shares	20,640 shares

William J. Carden 2401 Fountain View, Suite 750 Houston, Texas 77057	16,140 shares	16,140 shares

John Galardi Trust [insert address]	18,390 shares	18,390 shares

EXHIBIT B

Articles Supplementary for 8% Cumulative Preferred Stock, Series C